As filed with the Securities and Exchange Commission on September 25, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGY TRANSFER EQUITY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	30-0108820
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3738 Oak Lawn Avenue, Dallas, Texas 75219

(Address of Principal Executive Offices) (Zip Code)

ENERGY TRANSFER EQUITY, L.P.

LONG-TERM INCENTIVE PLAN

(Full title of the plan)

John W. McReynolds

President and Chief Financial Officer

3738 Oak Lawn Avenue

Dallas, Texas 75219

(214) 981-0700

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Timothy A. Mack

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered		Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common units, representing limited partner interests, which may be issued pursuant to the Energy Transfer Equity, L.P. Long-Term Incentive Plan	3,000,000 units	(2)	$35.66	$106,980,000	$3,284.29

(1)	Estimated, pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee (based on the average of the high and low price per unit of common units of Energy Transfer Equity, L.P. reported on the New York Stock Exchange on September 21, 2007).
(2)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional common units that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding common units.

PART I

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and are incorporated herein by reference and made a part of this registration statement:

1.	the Registrant’s annual report on Form 10-K for the year ended August 31, 2006;

2.	the Registrant’s quarterly reports on Form 10-Q for the quarters ended November 30, 2006, February 28, 2007, and May 31, 2007;

3.	the Registrant’s current reports on Form 8-K or 8-K/A filed November 30, 2006, December 5, 2006, December 21, 2006, December 26, 2006, January 8, 2007, January 17, 2007, February 23, 2007, March 5, 2007, March 6, 2007, March 19, 2007, March 29, 2007, April 12, 2007, May 8, 2007, June 6, 2007, June 11, 2007, June 21, 2007, July 11, 2007, July 26, 2007, and August 17, 2007;

4.	the description of the Registrant’s common units contained in its registration statement on Form S-1 filed with the Commission pursuant to Section 12 of the Exchange Act.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under the Registrant’s limited partnership agreement and subject to specified limitations, the Registrant will indemnify to the fullest extent permitted by Delaware law, from and against all losses, claims, damages or similar events any director or officer, or while serving as a director of officer, any person who is or was serving as a tax matters member or as a director, officer, tax matters member, employee, partner, manager, fiduciary or trustee of the Registrant or any of its affiliates. Additionally, the Registrant will indemnify to the fullest extent permitted by law, from and against all losses, claims, damages or similar events any person who is or was an employee (other than an officer) or agent of the Registrant at the time of the occurrence giving rise to the indemnity being sought.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

	Previously Filed *
Exhibit Number	With File Number (Form) (Period Ending or Date)	As Exhibit
4.1	333-128097	3.3	Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P.

4.2	1-32740 (10K)(8/31/2006)	3.3.1	Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P.

4.3	1-32740 (8-K)(5/7/2007)	3.6.1	Amended and Restated Limited Liability Company Agreement of LE GP, LLC.

5.1			Opinion of Hunton & Williams LLP.

10.1	333-128097	10.25	Energy Transfer Equity, L.P. Long-Term Incentive Plan.

23.1			Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2			Consent of Grant Thornton LLP.

23.3			Consent of PricewaterhouseCoopers LLP.

23.4			Consent of PricewaterhouseCoopers LLP.

24.1			Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

Item 9.	Undertakings.

(a) The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 25th day of September, 2007.

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, L.L.C.
its General Partner

By:	/s/ John W. McReynolds
John W. McReynolds President and Chief Financial Officer (duly authorized to sign on behalf of the registrant)

Each person whose signature appears below appoints John W. McReynolds and Sonia Aube, and each of them, with full power of substitution, their true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned’s name and on the undersigned’s behalf in the undersigned’s capacity as an officer or director of LE GP, LLC in connection with, and only in connection with, the filing of this registration statement (including, but not limited to, the execution of any and all instruments for the undersigned in the undersigned’s name which such person may deem necessary or advisable to enable Energy Transfer Equity, L.P. to comply with the Securities Act of 1933, as amended (the “Act”) and rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this registration statement), including specifically, but not limited to, the power and authority to sign for the undersigned any and all amendments, including post-effective amendments; and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John W. McReynolds John W. McReynolds	President and Chief Financial Officer (Principal executive, financial and accounting officer)	September 25, 2007

/s/ Kelcy L. Warren Kelcy L. Warren	Director and Chairman of the Board	September 25, 2007

/s/ Ray C. Davis Ray C. Davis	Director	September 25, 2007

/s/ David R. Albin David R. Albin	Director	September 25, 2007

/s/ Bill W. Byrne Bill W. Byrne	Director	September 25, 2007

/s/ Paul E. Glaske Paul E. Glaske	Director	September 25, 2007

/s/ John D. Harkey John D. Harkey	Director	September 25, 2007

/s/ Kenneth A. Hersh Kenneth A. Hersh	Director	September 25, 2007

/s/ K. Rick Turner K. Rick Turner	Director	September 25, 2007

INDEX TO EXHIBITS

	Previously Filed *
Exhibit Number	With File Number (Form) (Period Ending or Date)	As Exhibit
4.1	333-128097	3.3	Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P.

4.2	1-32740 (10K)(8/31/2006)	3.3.1	Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P.

4.3	1-32740 (8-K)(5/7/2007)	3.6.1	Amended and Restated Limited Liability Company Agreement of LE GP, LLC.

5.1			Opinion of Hunton & Williams LLP.

10.1	333-128097	10.25	Energy Transfer Equity, L.P. Long-Term Incentive Plan.

23.1			Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2			Consent of Grant Thornton LLP.

23.3			Consent of PricewaterhouseCoopers LLP.

23.4			Consent of PricewaterhouseCoopers LLP.

24.1			Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).